SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                   FORM  8-K

                               CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  September 21, 2000


                      Medical Advisory Systems, Inc.
         (Exact name of registrant as specified in its charter)

DELEWARE		2-98314-W		52-1233960
(State or other		(Commission		(IRS Employer
Jurisdiction of          File Name            Identification No.)

8050 Southern Maryland Blvd., Owings, Maryland              20736
  (Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code:  (301) 855-8070



ITEM 5. Other Events.


                   MEDICAL ADVISORY SYSTEMS, INC. (MAS)
                AMENDS CONTRACT WITH AMERICASDOCTOR.COM, INC.
     ----------------------------------------------------------------------
                MAS TO NATIONALLY SYNDICATE ITS INTERNET CHAT


FOR IMMEDIATE RELEASE
Contact:  Ron Pickett,                              Matthew Hayden
          Medical Advisory Systems, Inc.            Hayden Communications, Inc.
          (910) 509-1433                            (843) 272-4653


Owings, Maryland (September 25, 2000) - Medical Advisory Systems, Inc. (AMEX:DOC) announced today the amending of its Call Center Service Agreement with AmericasDoctor.com (AmDoc). Medical Advisory Systems (MAS) has been released from its exclusive agreement with AmDoc and is now afforded the opportunity to pursue offering its famous, real-time physician based Internet chat domestically to new customers. Earlier this year, MAS modified this agreement to permit the offering of its chat services overseas, which is currently being pursued through a strategic relationship with CORIS Group International. To date, MAS has performed over 1.5 million real-time chats for AmDoc and will continue to provide this unique service through its contract period, which runs through July 2, 2003. As part of this agreement, AmDoc will begin promoting Medical Advisory's telephone-based DocTalk program on a revenue share basis. MAS agreed to purchase AmDoc's communication and computer equipment that support the Internet chat, further assisting in its effort to upgrade and expand the Company's technology infrastructure.

Dr. Tom Hall, CEO of Medical Advisory Systems commented, "This is one of the most pivotal agreements that we have reached since initially contracting to offer the real-time, physician based Internet chat. While working together for approximately 2 years, we have formed an excellent working relationship with AmericasDoctor.com. We look forward to assisting them as they continue to execute their business plan. The amendment provisions are in total harmony with our corporate plans for both national and international expansion."

"This amendment now paves the way for us to combine our chat service offerings. By integrating both the Internet and telephone interfacing capabilities of our specialty trained physician staff, we will be able to provide a full suite of services to both domestic and international healthcare programs. Potential customers for our combined service offering include; other e-health Internet sites which need customized services to increase both traffic and customer retention, managed care service providers, both international and domestic travel insurance providers, as well as companies who facilitate the recruitment of participants for clinical trial.
We believe that the uses for our real-time, interactive physician chats
(both via the Internet and phone) are far reaching and the benefits to the user, quite considerable. Information is the key to facilitating adequate health care, and by leveraging our knowledge and expertise in this arena, MAS has a substantial value proposition to offer its customers. By empowering people with knowledge, MAS can help mitigate costs and provide a better quality of healthcare service for the consumer," Dr. Hall went on to say.

Medical Advisory Systems, Inc., (AMEX-DOC) (www.mas1.com) is a telemedicine pioneer that has operated a 24/7, physician-staffed call center in Owings, MD for almost 20 years. Through a worldwide telecommunications network, MAS provides health care to ships-at-sea and other remote locations, and medical and non-medical services for the travel industry. With its staff of 120 physicians, MAS has become the leader in consumer medical information services, providing over one-and-a-half-million live, personalized, medical information "chats" via the Internet for AmericasDoctor.com. It also operates a telephone-based medical information service, DocTalk, Inc.

As Application Service Provider (ASP) for eResearchTechnology, Inc. (eRT) (www.ert.com), a subsidiary of PRWW, Ltd. (NASDAQ:PRWW), MAS will deploy and support a suite of integrated clinical research software marketed to the pharmaceutical, medical device and biotechnology industries. MAS' medical call center capabilities will be utilized for adverse event and ECG analysis and reporting. Through a 12% stake in CORIS Group International of Paris, France, a network of 24-hour call centers in 38 countries, MAS is positioned to provide technical and physician-staffed call center support to internationally-based clinical researchers using eRT software. MAS will also market its international travel medicine and medical information programs through CORIS.


Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company's ability to obtain new contracts and accurately estimate net revenues due to variability in size, scope and duration of projects, and internal issues in the sponsoring client further information on potential factors that could affect the Company's financial results, can be found in the Company's Registration Statement and in its Reports on Forms 10-K and 10Q filed with the Securities and Exchange Commission (SEC).



ITEM 7.  Financial Statements and Exhibits.

                            ADDENDUM NO. 4
                 TO THE CALL CENTER SERVICE AGREEMENT
     dated as of September 21, 2000 by and between AmericasDoctor Internet Operations, Inc. and Medical Advisory Systems, Inc.

     ADDENDUM NO. 4, dated as of September 21, 2000 (the"Effective Date"), by and between AmericasDoctor Internet Operations, Inc., a Delaware corporation ("AD"), and Medical Advisory Systems, Inc., a Delaware corporation ("MAS").

     The parties hereto entered into the Call Center Service Agreement dated July 2, 1998, as amended by Addenda Nos. 1, 2 and 3 thereto (the "Agreement"), and wish to amend the Agreement as provided herein. Accordingly, the parties hereto agree as follows:

1. During the Term of the Agreement, MAS may enter into agreements or arrangements with web sites or vendors other than AD to provide real-time Internet one-on-one medical chat services. AD shall obtain real-time Internet one-on-one medical chat services from licensed health care providers exclusively from MAS during the Term of this Agreement; provided, however, that nothing herein will require AD to use MAS in the provision of its "Expert Chat" service. In the event that MAS provides real-time Internet one-on-one medical chat services to U.S. residents that are not derived from AD pursuant to this Agreement ("Non-AD U.S. Chats"), MAS shall pay AD a royalty of $(confidential) per Non-AD U.S. Chat for each chat in excess of (confidential) per month. The royalty will be payable to AD 30 days after receipt of payment by MAS.

2. MAS shall purchase the Equipment listed on Schedule A, attached hereto and made a part hereof, from AD for $(confidential). Payment will be made to AD within thirty days of the Effective Date (the "Closing Date"). As of the Closing Date, Section 11 of the Agreement will be deleted in its entirety and replaced with the following: "All equipment, including connections, furnishings and software purchased by MAS for the AD Call Center (the "Equipment"), shall be titled in the name of and owned by MAS."

3. MAS hereby has the option, in its sole discretion and subject to receipt of the requisite approvals from third parties and completion of due diligence satisfactory to MAS within sixty (60) days of the date hereof, to obtain from AD a nontransferable sublicense to use the software created by Jaspin Interactive, Inc. and currently utilized by AD in the provision of real time Internet one-on-one medical chat services (the "Chat Tool") in exchange for an aggregate of $(confidential). The sublicense shall expire on December
        31, 2001. Such sublicense will be evidenced by a sublicense agreement to be entered into between the parties upon exercise of MAS' option and acceptable to both parties. AD agrees to authorize Jaspin to release to MAS information about the number of chats being performed by MAS on behalf of AD. AD represents and warrants to MAS that it is not required to use the software licensed to it by Jaspin for its real-time Internet one-on-one medical chat services to U.S. residents. If MAS decides not to purchase the above-referenced sublicense, it may select another software provider to provide real time Internet one-on-one medical chat services, which software provides a substantially similar level of quality and functionality as presently provided by the Chat Tool.

4.	Section 15 of the Agreement is deleted in its entirety.

5. Section 16(a) of the Agreement is deleted in its entirety and replaced with the following: "MAS shall bill AD monthly for services provided to AD under the terms of this Agreement. Payment shall be due ten
        (10) days after receipt of MAS' invoice by AD. If and when MAS' total monthly bills to AD exceed $(confidential), MAS may, at its option, bill AD every two (2) weeks." Section 16(b) of the Agreement is deleted in its entirety and replaced with the following: "AD shall pay MAS a monthly access fee of $(confidential) which shall include payment for 1,000 Call Center chats ("Call Center Chat") to be performed during that month by MAS or $(confidential) of value of other medical-related, mutually agreed upon services provided by MAS to AD (collectively, the "Services"). Call Center Chats shall consist of one-on-one chats regarding general medical information, averaging approximately seven minutes in duration. The $(confidential) fee referred to above shall be the sole administrative or overhead fee payable by AD to MAS during the Term. In the event that AD does not use the Services in any calendar month, AD shall not receive a credit for any Services not provided, including, but not limited to, chats not used by AD. In addition to the monthly access fee, for all Call Center Chats performed for AD from 1,001 up to and including 35,000 per month, AD shall pay MAS a per-chat fee of $(confidential). For each Call Center Chat performed for AD in excess of 35,000, AD shall pay MAS a per-chat fee of $(confidential). AD shall not be required to order any minimum number of chats from MAS. MAS shall not, during the Term, sell real time Internet one-on-one medical chat services to any third party on a per chat basis for a price that is less than the per chat price charged to AD unless MAS lowers the price per chat charged to AD to the same level as that charged by MAS to the third party being charged the lowest per chat price on a per chat basis." Sections
        16(c), 16(d), 16(e) and 16(f) of the Agreement are deleted in their entireties.

6. AD will use its reasonable best efforts to give a good faith estimate of its Call Center Chat volume to MAS at least thirty (30) days in advance of the month on which such Call Center Chats are to be performed, and MAS shall use its reasonable best efforts to accommodate AD's estimated volume. If, within six (6) business days following receipt of notice from AD pursuant to the foregoing sentence, MAS notifies AD that it will be unable, despite using its reasonable best efforts, to accommodate a portion of AD's estimated volume (the "Unfulfilled Call Volume"), MAS shall not be liable to AD for its failure to provide such Unfulfilled Call Volume; provided, however, that notwithstanding anything to the contrary in this Agreement (including, without limitation, in Section 1 of this Addendum or Section 18(a) of the Agreement), AD shall be permitted to enter into agreements or arrangements with web sites or vendors other than MAS to provide such Unfulfilled Call Volume. MAS shall not be liable for its failure to perform any Call Center Chats in excess of 110% of the number of Call Center Chats ordered by AD for any month during the Term and AD shall pay MAS for 90% of the number of Call Center Chats ordered in writing by AD for any month during the Term regardless of whether such Call Center Chats are actually used during such month.

7. AD agrees to promote MAS' DocTalk services through its website, www.americasdoctor.com. In the event that DocTalk receives calls derived from AD's promotion of the DocTalk services (as determined by MAS through the user's use of a dedicated telephone number and/or a PIN code), MAS shall pay AD a commission equal to (confidential)% of the revenue received by MAS for each call. The commission will be payable to AD 30 days after receipt of notice of payment by MAS.

8. During the Term of this Agreement, AD may resell MAS' real time Internet one-on-one medical chat services to third parties on such terms as it may elect and may retain all revenues received for MAS' provision of such services, subject to compliance by AD with the payment and notice requirements of this Agreement as set forth in Sections 5 and 6 of this Addendum.

9. Section 18(a) of the Agreement is hereby amended to delete the words "Call Center services" and replace them with the words "real-time Internet one-on-one medical chat services from licensed health care providers."

10. Section 20(a) of the Agreement (as set forth in Addendum No. 2) is hereby amended and restated in its entirety to read as follows:
        "AD hereby agrees to indemnify, hold harmless and defend MAS, any affiliate or subsidiary of MAS which engages the Physicians and/or the Health Staff, the Physicians and the Health Staff (collectively, the "Indemnified Persons") from and against any and all claims of any nature arising directly from MAS' provision of services to AD under this Agreement brought against the Indemnified Persons provided that there is no finding that any Indemnified Person did not comply with all of the protocols and procedures for operating the Call Center agreed to between MAS and AD."

11. Section 20(c) of the Agreement (as set forth in Addendum No. 2) is hereby deleted in its entirety.

12. Section 21 of the Agreement is hereby amended and restated to read in its entirety as follows: "RESERVED."

13. Section 2 of the Agreement (as set forth in Addendum No. 1) is hereby deleted in its entirety and Section 22(a) of the Agreement is hereby amended and restated to read in its entirety as follows: "The failure of either party to comply with any material term of this Service Agreement shall constitute a material breach of this Service Agreement as follows: (i) if AD or MAS believes that the other party hereto has materially breached the terms of this Service Agreement, it shall promptly so notify the other party in writing and such notice shall specify the nature of such noncompliance (the "Noncompliance Notice"),
        (ii) the party so notified shall have fifteen (15) days following receipt of the Noncompliance Notice to cure or contest such noncompliance, and (iii) if such party fails to cure such noncompliance within such 15-day period, it shall be deemed to have materially breached the terms of the Service Agreement."

14.     Section 22(b) of the Agreement is hereby amended to delete subsection
        (ii) thereof in its entirety.

15.     Section 22(e) of the Agreement is hereby deleted in its entirety.

16. Section 23(a) of the Agreement is hereby amended to add the following sentence: "This section is applicable in its entirety for the time period prior to the effective date of Addendum No. 4."

17.     Section 23(b) of the Agreement is hereby deleted in its entirety.

18. Section 26 of the Agreement is hereby amended and restated in its entirety to read as follows: "RESERVED."

19. MAS agrees to keep accurate books and records with regard to the number of chats it performs for AD, the number of Non-AD US Chats it performs and the amount of revenue received by MAS for DocTalk services derived from AD's promotion thereof on its website. The aforementioned books and records of MAS shall be available for inspection at the reasonable request of AD on reasonable notice during normal business hours during the Term and for six months thereafter.

20. AD agrees to pay MAS no later than one business day after the date on which MAS executes this Addendum and delivers an executed copy to AD $(confidential) for monthly charges through August 31, 2000 and chat fee charges through September 10, 2000 at midnight.

21. Section 31 of the Agreement is hereby amended to replace the address of AD set forth therein with the following: "AmericasDoctor Internet Operations, Inc., 1325 Tri-State Parkway, Suite 300, Gurnee, Illinois 60031, Attn: Chief Financial Officer and Chief Information Officer."

22.     All other terms of the Agreement shall remain in full force and effect.

23. This Addendum may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one and the same instrument. This Addendum shall become effective when signed by each party hereto and delivered to the other party. This Addendum, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Addendum bearing the signature of the party so delivering this Addendum. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed execution page(s) to be physically delivered to the other party within five (5) days of the execution hereof.

24. Terms used with initial capitals but not defined in this Addendum are used as defined in the Agreement.

25. The parties confirm that the Agreement will be in effect until July 1, 2003 and will thereafter automatically terminate unless extended by the mutual agreement of the parties.

26. This Addendum shall be governed by and construed in accordance with the laws of the State of Maryland without application to principles of conflicts of law. This Addendum shall be binding upon each of the parties, their respective successors and assigns.


    IN WITNESS WHEREOF, the parties have executed this Addendum No. 4 to be effective as of the 21st day of September, 2000.


ATTEST:                                  AMERICASDOCTOR INTERNET
                                         OPERATIONS, INC.



_________________________                By:  /s/ Steven M. Rauscher

                                         Name:  Steven M. Rauscher
                                         Title: President



ATTEST:					MEDICAL ADVISORY SYSTEMS, INC.


_________________________                By:  /s/ Ronald W. Pickett

                                         Name:  Ronald W. Pickett
                                         Title: President




                                SCHEDULE A

Qty Description:                               Manufacturer:
----------------                               -------------

28 PC. with Windows 98 Lic.                    McClair, Dell & Compaq

20 21" Monitors                                NEC, KDS & Mitsubishi

21 Backups 500 UPS                             APC

2 Laserjet 5000 printer                        Hewlett Packard

8 17" Monitors                                 Dell & Compaq

2 File Server                                  McClair Multimedia

2 15" server monitors                          Viewsonic

1 Laserjet 3150                                Hewlett Packard

1 Intel 51CT Switch                            Intel

3 Intel 24 port 10/100 hub                     Intel

3 Fiber Module

2 Smart UPS 2200                               APC

1 APC Backups 700                              APC

1 DEC 15/30 Backup Unit

1 4.3 GB Hard Drive                            WD

1 7 Bay CD Tower                               McClair Multimedia

2 Firewall PCS                                 McClair Multimedia

1 APC Smart UPS 700                            APC

1 Firewall Plus Software                       Network-1

1 Cisco 2514 Router                            Cisco

2 Intel 12 Port 10/100 hubs                    Intel

1 NT Server with 25 Licenses                   Microsoft

15 56K Modem                                   BocaResearch

8 Used 72" Cubicles

3 Used 6' Tables

18 Various Used Cubicle Chairs

1 Remainder of the STATREF Lic

1 Remainder of the PDR Lic.

1 Windows NT Workstation Software